                                                                  Exhibit 99(a)

                  AsiaInfo Reports 2003 First Quarter Results
  Operating Results In-line with Previously Announced Guidance Excluding One-time Charge for Goodwill and Intangible Assets Adjustment

BEIJING/SANTA CLARA, Calif.--April 21, 2003--AsiaInfo Holdings, Inc. (Nasdaq:
ASIA), a leading provider of telecom software solutions in China, today announced first quarter results for the period ended March 31, 2003.

As anticipated and consistent with previous guidance, revenues were impacted by the slower industry conditions of the past few quarters, and net revenue (total revenue net of hardware costs) was US$12.7 million, a 5 percent decrease over the previous quarter and a 26 percent decrease over the period a year ago. Net revenue for the company's Communications Solutions (CS) business unit was US$6.7 million, an 8 percent increase over the previous quarter, and a 27 percent decrease over the first quarter of the previous year. The company's Operation Support System solutions (OSS) business unit had net revenue of US$6.0 million for the first quarter, a 16 percent decrease over the previous quarter and a 24 percent decrease over the same period a year ago. (N.B. Due to a change made in the company's reporting structure last quarter, year-ago revenues are being reported on a like basis.)

The company's net revenue backlog reached US$41.3 million, a 2 percent increase over the previous quarter's US$40.3 million, and a 20 percent decrease over the period a year ago. The sequential increase is the first after three consecutive decreases last year and is primarily due to greater carrier investment in high-end software.

Gross revenue (which includes hardware costs) for the quarter was US$30.7 million, a 30 percent increase over the previous quarter and a 7 percent increase over the same period in 2002. Gross profit was US$7.5 million, a 1 percent increase over the previous quarter and a 34 percent decrease over the first quarter in 2002.

The company was able to further reduce Sales and Marketing and General and Administrative expenses by 10 percent compared to the previous quarter and 32 percent compared to the same period in the previous year. At the same time, the company continued to invest in Research and Development, which grew by 42 percent over the 2002 fourth quarter and 12 percent over the same period a year ago.

As per the company's announcement made earlier this month, AsiaInfo is recording a one-time, non-cash impairment charge of US$30.2 million as a result of an independent valuation of the goodwill and acquired intangible assets mainly attributable to the company's February 2002 acquisition of Bonson Information Technology Holdings Limited ("Bonson"). Excluding the results of this charge, total operating expenses would have fallen to US$7.5 million, a 3 percent decrease over the previous quarter and a 27 percent decrease over the same period a year ago. The company would have returned to operating profitability with income from operations of US$12 thousand, which represents a positive increase over last quarter's operating loss of US$300 thousand and a 99 percent decrease over the previous year. However, with the charge, the company's operating expenses were US$37.7 million and the company announced an operating loss of US$30.2 million.

In the past quarter the company recorded a tax credit of US$960 thousand. This mainly is due to tax benefits related to the exercising of cheap stock that is now deemed to be deductible based on recent changes in tax regulations.

Excluding the one-time impairment charge relating to goodwill and acquired intangible assets described above, net income would have been US$1.2 million, or US$0.03 per basic share. This is a 17 percent decrease over net income of the same quarter the previous year. With the charge, net loss was US$29.0 million, or a loss of US$0.66 per basic share.

The company continued to generate positive operating cash flow, which was US$1.0 million for the quarter.

Xingsheng Zhang, AsiaInfo's President and CEO, said, "As predicted, this was a slow quarter for AsiaInfo, as revenues were impacted by last year's slowdown affecting the entire Chinese telecom industry. We are pleased, however, by our continued ability to manage costs during difficult conditions, and our return to positive operating profitability before the one-time, non-cash impairment charge related to the Bonson write down. The company's financials also remain sound and speak to solid asset management."

Mr. Zhang continued, "Industry information, as well as our own conversations with major customers, clearly indicate that although overall telecom spending will slightly decrease this year, carriers are increasingly shifting investment focus to optimizing management systems and facilitating value-added services that allow for greater competitiveness and profitability. The build up of a national wireless management system, the growth of broadband and its applications, and the implementation of CDMA 1x, to name a few initiatives, will necessitate new and more sophisticated software applications and solutions that will bring significant opportunities to our business units. Our CS Unit, for example, offers critical solutions such as network management, value-added services management and other software solutions. On the OSS side, emphasis on CRM, as demonstrated by our recent series of contract wins, is likely to continue as carriers focus on high-end solutions. AsiaInfo's dominance in nearly every market segment positions us extremely well to take advantage of these areas for growth. While we remain cautious about the timing for a pick up in spending, stronger revenue backlog and order pipeline give us initial indications for a stronger second half of 2003 and into 2004."

New Contract Wins

During the first quarter, AsiaInfo won a number of new contracts that underscore the focus of China's carriers on improvement of management efficiency and implementation of value-added services. These include:

..  Various contacts to provide CRM software and/or upgrades to several China
   Mobile subsidiaries including Shanghai Mobile, Zhejiang Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, and Shangdong Mobile;

..  A contract with China Netcom Zhejiang, a southern subsidiary of China
   Netcom, to build a fixed line OSS system;

.. A contract to provide Enterprise Information Portal (EIP) software solution to Tianjin Netcom, a provincial subsidiary of China Netcom;

.. An IP billing software solution contract for Xinjiang Telecom, a subsidiary of China Telecom;

..  A contract with China Unicom to support its third phase UniNet expansion;

.. A contract with China Unicom to support its fourth phase VoIP (Voice over IP) network expansion; and,

..  Multiple contracts with China Mobile to expand its SMS service capabilities.

Business Outlook

The following outlook statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

AsiaInfo expects Q2 2003 net revenue to be US$14 to 15 million. Earnings per basic share is expected to be between US$0.01 to 0.02.

                            ASIAINFO HOLDINGS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        Excluding Impairment of Goodwill and Acquired Intangible Assets
                         (Amounts in thousands of US$)

                                                      2003          2002
                                                   Three Months Ended Mar 31
                                                    AsiaInfo      AsiaInfo
      Revenues:
       Communications solutions                        23,127        17,294
       Operation support system solutions               7,546        11,243
      Total revenues                                   30,673        28,537

      Cost of revenues:
       Communications solutions                        18,739        12,116
       Operation support system solutions               4,430         5,133
      Total cost of revenues                           23,169        17,249

      Gross profit                                      7,504        11,288

      Operating expenses:
       Sales and marketing                              2,514         3,569
       General and administrative                       2,317         3,545
       Research and development                         2,545         2,264
       Amortization of deferred stock compensation         69           152
       In Process research and development                  0           350
       Amortization of intangible assets                   47           318
      Total operating expenses                          7,492        10,198

      (Loss) income from operations                        12         1,090

      Other income (expenses):
       Interest income                                    454           734
       Interest expense                                    (1)          -44
       Other income (expenses), net                         0             1
      Total other income (expenses), net                  453           691

      Income before income taxes, minority
       interests and equity in loss of affiliate          465         1,781
       Income tax expense                                (824)          267
       Minority interests                                   0            35
       Equity in loss of affiliate                       (115)         -127

      Net (loss) income                                 1,174         1,422
      Net (loss) income per share
       Basic                                             0.03          0.03
       Diluted                                           0.03          0.03
      Shares used in computing per share amounts
       Basic                                       44,206,625    42,430,509
       Diluted                                     45,196,786    45,884,452

      Segment information
       CS revenue net of hardware cost                  6,681         9,173
       OSS revenue net of hardware cost                 6,037         7,901
       Consolidated revenues net of hardware cost      12,718        17,074
       Consolidated cost of sales net of hardware
        cost                                            5,214         5,786
       Consolidated gross profit                        7,504        11,288

                            ASIAINFO HOLDINGS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (Amounts in thousands of US$)

                                                      2003         2002
                                                   Three Months Ended Mar 31
                                                    AsiaInfo     AsiaInfo
      Revenues:
       Communications solutions                        23,127       17,294
       Operation support system solutions               7,546       11,243
      Total revenues                                   30,673       28,537

      Cost of revenues:
       Communications solutions                        18,739       12,116
       Operation support system solutions               4,430        5,133
      Total cost of revenues                           23,169       17,249

      Gross profit                                      7,504       11,288

      Operating expenses:
       Sales and marketing                              2,514        3,569
       General and administrative                       2,317        3,545
       Research and development                         2,545        2,264
       Amortization of deferred stock compensation         69          152
       In Process research and development                  0          350
       Amortization of intangible assets                   47          318
       Impairment of Goodwill and Acquired
         Intangible Assets                             30,221            0
      Total operating expenses                         37,713       10,198

      (Loss) income from operations                   (30,209)       1,090

      Other income (expenses):
       Interest income                                    454          734
       Interest expense                                    (1)         (44)
       Other income (expenses), net                         0            1
      Total other income (expenses), net                  453          691

      Income before income taxes, minority
       interests and equity in loss of affiliate      (29,756)       1,781
       Income tax expense                                (824)         267
       Minority interests                                   0           35
       Equity in loss of affiliate                       (115)        -127

      Net (loss) income                               (29,047)       1,422
      Net (loss) income per share
       Basic                                            (0.66)        0.03
       Diluted                                          (0.66)        0.03
      Shares used in computing per share amounts
       Basic                                       44,206,625   42,430,509
       Diluted                                     44,206,625   45,884,452

      Segment information
       CS revenue net of hardware cost                  6,681        9,173
       OSS revenue net of hardware cost                 6,037        7,901
       Consolidated revenues net of hardware cost      12,718       17,074
       Consolidated cost of sales net of hardware
         cost                                           5,214        5,786
       Consolidated gross profit                        7,504       11,288

                            ASIAINFO HOLDINGS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Amounts in US$)

                                                Mar 31,2003  Dec 31,2002
       ASSETS

       Current Assets:
        Cash and cash equivalents               115,199,910  115,152,694
        Restricted cash                          15,272,919   14,457,903
        Short term investments                   11,294,337   11,260,429
        Accounts receivable, trade (net of
          allowance for doubtful accounts of
          1,133,351 and 1,417,762, at Dec 31,
          2002 and Mar 31, 2003 respectively)    64,980,058   49,437,085
        Inventories                               6,952,132   10,934,289
        Other current assets                     11,635,107   13,851,978
       Total current assets                     225,334,463  215,094,378

       Property, plant, and equipment-net         3,567,832    4,045,923
       Investment in affiliate                    2,693,232    2,807,756
       Other assets                              11,890,340   41,481,895
       Total assets                             243,485,867  263,429,952

       LIABILITIES AND STOCKHOLDERS' EQUITY

       Current Liabilities:
        Short-term bank loans                        60,408       60,406
        Accounts payable                         32,474,380   21,708,427
        Accrued employee benefit                  5,344,245    5,082,550
        Deferred revenue                          5,342,745    5,055,831
        Income taxes payable                      2,115,388    2,760,486
        Other taxes payable                       2,204,204    2,578,606
        Other current liabilities                14,116,578   15,708,509
       Total current liabilities                 61,657,948   52,954,815

       Total liabilities                         61,657,948   52,954,815

       Minority interests                           452,238      317,319

       Stockholders' equity:
        Common stock, 100,000,000 shares
          authorized; 0.01 par value, shares
          issued and outstanding: Dec 31, 2002
          44,193,474; Mar 31,2003 44,210,949        442,109      441,935
        Additional paid-in capital              200,841,113  200,649,428
        Deferred stock compensation                 (36,551)    (105,628)
        Retained earnings (accumulated deficit) (19,937,331)   9,109,903
        Accumulated other comprehensive income
          (loss)                                     66,341       62,180
       Total stockholders' equity               181,375,681  210,157,818

       Total Liabilities and Stockholders'
        Equity                                  243,485,867  263,429,952

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operation, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided in this Addendum a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The following table is a reconciliation of Net Income and Earning Per Share for the first quarter of year 2003:

(Amount in thousands of US$)

Net Loss as per GAAP                     $(29,047)
Adjustment for impairment of Goodwill
 and Acquired Intangible Assets (a)        30,221
Adjusted Net Income for non-GAAP measure $  1,174

Basic
Earning Per Share per GAAP               $  (0.66)
Adjustment for impairment of Goodwill
 and Acquired Intangible Assets (a)          0.69
Earning Per Share for non-GAAP measure   $   0.03

Diluted
Earning Per Share per GAAP               $  (0.66)
Adjustment for impairment of Goodwill
 and Acquired Intangible Assets (a)          0.69
Earning Per Share for non-GAAP measure   $   0.03

(a) The non-GAAP measure represents a one-time, non-cash impairment charge as a result of an independent valuation of the goodwill and acquired intangible assets attributable mainly to the Company's February 2002 acquisition of Bonson Information Technology Holdings Limited. We believe that the presentation of this non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

First Quarter Conference Call

AsiaInfo will host a conference call to discuss first quarter earnings at 5:00pm Pacific Time/8:00pm Eastern Time today (Beijing/Hong Kong time: April 22, 2003 at 8:00am). The management team will discuss quarterly results and highlights, and answer any questions. The dial-in number for the call is 973-582-2732. A replay will be available by dialing 877-519-4471 for US callers or 973-341-3080 for international callers with a personal identification number
(PIN) of 3829653 between 5:00pm Pacific Time on April 21, 2003 and 5:00pm Pacific Time on April 28, 2003. Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at the address shown below.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of telecom network integration and software solutions in China. The company provides high-quality software and solutions to China's telecom carriers, meeting the demanding needs of a fast-growing industry. AsiaInfo's products and services cover network infrastructure services including design, implementation, operation and optimization, customer management and billing solutions; decision support systems; and service applications encompassing messaging, broadband, wireless and other advanced applications.

Organized as a Delaware corporation, AsiaInfo has constructed national backbones and provincial access networks for all of China's major national telecom carriers since 1995, including China Telecom, China Mobile, China Unicom and China Netcom. Since 2000, the company has successfully shifted its focus from Internet infrastructure construction to the provision of a full suite of telecom software solutions.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

This release contains projections and other forward-looking statements regarding future events and the future financial performance of AsiaInfo that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by AsiaInfo with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in AsiaInfo's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Any projections in this release are based on limited information currently available to AsiaInfo, which is subject to change.

US Contacts:

AsiaInfo Holdings, Inc.
ir@asiainfo.com
408-970-0080

China Contacts:

AsiaInfo Technologies (China), Inc.
Lesley Zhang
zhangyan2@asiainfo.com
8610-6250-1658 ext. 6036

Jessica Barist Cohen
Ogilvy Public Relations Worldwide
jessica.cohen@ogilvy.com
86-21-6218-3009 ext. 238